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Exhibit 10(f)

        3 5  E A S T  W A C K E R  D R I V E
C H I C A G O ,  I L L I N O I S

O F F I C E  L E A S E  F O R

QUIXOTE CORPORATION
SUITE 1100

OFFICE LEASE AGREEMENT
35 EAST WACKER DRIVE BUILDING
CHICAGO, ILLINOIS

        THIS LEASE AGREEMENT (the "Lease"), is made this 30 day of August, 2003 ("Lease Execution Date"), by and between Landlord and Tenant, as those terms are defined below.

1.     BASIC LEASE PROVISIONS, EXHIBITS AND DEFINITIONS

1.1   Basic Lease Provisions

        The provisions of this section are in outline form and are addressed in detail in other paragraphs of this Lease. In the event of any inconsistency or conflict, the most restrictive paragraph shall control. In this Lease, the following defined terms have the meanings indicated below:

  A.
  "Tenant" means: Quixote Corporation, a Delaware corporation

  B.
  "Premises" means those premises known as Suite 1100 on the 11th floor of the Building and identified on Exhibit A which premises hereby contain 18,000 rentable square feet. The rentable square footage of the Premises has been measured in accordance with BOMA ANSI Z65.1-1996 (subject to verification by Tenant's architect.

  C.
  "Term" means the duration of this Lease, which will be fifteen (15) Lease Years beginning on the "Commencement Date" (as defined in Section 1.1D) and ending on the "Expiration Date" (as defined below), unless terminated earlier or extended further as provided in this Lease. The "Expiration Date" means, subject to earlier termination as provided herein, the fifteenth (15th) year anniversary of the day immediately preceding the Commencement Date.

  D.
  "Commencement Date" means March 1, 2004.

  E.
  "Base Rent" means the rent payable according to Section 4, which will be in an amount per month applicable during each Lease Year as follows (the first month's Base Rent shall be payable upon Lease execution):

Period	Monthly Base Rent	Annual Base Rent	PSF
LEASE YEAR 1	$36,750.00	$441,000.00	$24.50
LEASE YEAR 2	$37,500.00	$450,000.00	$25.00
LEASE YEAR 3	$38,250.00	$459,000.00	$25.50
LEASE YEAR 4	$39,000.00	$468,000.00	$26.00
LEASE YEAR 5	$39,750.00	$477,000.00	$26.50
LEASE YEAR 6	$40,500.00	$486,000.00	$27.00
LEASE YEAR 7	$41,250.00	$495,000.00	$27.50
LEASE YEAR 8	$42,000.00	$504,000.00	$28.00
LEASE YEAR 9	$42,750.00	$513,000.00	$28.50

LEASE YEAR 10	$43,500.00	$522,000.00	$29.00
LEASE YEAR 11	$44,250.00	$531,000.00	$29.50
LEASE YEAR 12	$45,000.00	$540,000.00	$30.00
LEASE YEAR 13	$45,750.00	$549,000.00	$30.50
LEASE YEAR 14	$46,500.00	$558,000.00	$31.00
LEASE YEAR 15	$47,250.00	$567,000.00	$31.50
  F.
  "Tenant's Share" or "Tenant's Proportionate Share" means, with respect to the calculation of Additional Rent according to Section 4.2, 3.4650%.

  G.
  "Security Deposit" means $0.00

  H.
  "Base Year" means 2004.

  I.
  "Brokers" means the following brokers who will be paid by Landlord in accordance with Section 22 herein: Staubach Midwest LLC and DUS Management, Inc.

  J.
  "Landlord's Allowance" shall mean: $65.00 multiplied by the rentable square feet in the Premises as set forth in Section 1.1B, subject however, to the terms and conditions set forth in Exhibit B.

  K.
  "Landlord's Address" means:

      DUS Management
      Attention: Property Manager
      35 East Wacker Drive, Suite 600
      Chicago, Illinois 60601

  L.
  "Tenant's Notice Address" means:

      for notices given before the Commencement Date:

      Mr. Daniel P. Gorey
      Vice President and Chief Financial Officer
      Quixote Corporation
      One East Wacker Drive
      Chicago, IL 60601

      and for notices given after the Commencement Date:

      Mr. Daniel P. Gorey
      Vice President and Chief Financial Officer
      Quixote Corporation
      35 East Wacker Drive, Suite 1100
      Chicago, IL 60601

  M.
  "Guarantor" means: None

1.2   Exhibits

        The Exhibits listed below are attached to and incorporated in this Lease. In the event of any conflict, disagreement, or inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the most restrictive paragraph shall prevail. The Exhibits to this Lease are:

Exhibit A	—	Premises Diagram
Exhibit B	—	Tenant Construction Agreement
Exhibit C	—	Occupancy Estoppel Certificate
Exhibit D	—	Rules and Regulations
Exhibit E	—	Fair Market Rental Value

1.3   Definitions

        In addition to those terms defined in Section 1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

  A.
  "Additional Rent" means the rent payable according to Section 4.2.

  B.
  "Building" means the office and retail building commonly known as the 35 East Wacker Drive Building located on the Land and in which the Premises are located, together with all Common Areas, as those terms are defined below, together with all appurtenances.

  C.
  "Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Monday through Friday and from 9:00 a.m. to 2:00 p.m. on Saturday, excluding Holidays.

  D.
  "Common Areas" means certain interior and exterior common and public areas located on the Land and in the Building as may be designated by Landlord for the non-exclusive use in common by Tenant, Landlord and other tenants, and their employees, guests, customers, agents and invitees.

  E.
  "Construction Administration Fee" means for all Work (defined in Exhibit B) performed in the Premises in accordance with the initial buildout of the Premises pursuant to Exhibit B whether performed by Landlord or Tenant: Tenant shall pay to Landlord for the payment of Landlord's reasonable actual out-of pocket expenses (not to exceed $1,500.00) for any necessary consultants to review plans and specifications and for Landlord's supervision of the construction process.

  F.
  "Date" or "Lease Commencement Date" means the date as set forth above.

  G.
  "Expenses" means the aggregate of any and all reasonable and customary documented expenses, costs and disbursements of every kind and nature paid or incurred by Landlord for the applicable Fiscal Year in connection with the ownership, management, operation, maintenance, insuring, and repair of the Land and Building (including, without limitation, all security-related costs and a management fee), except the following: (i) Costs of improvements to any tenant's premises; (ii) Brokerage commissions and marketing costs; (iii) Depreciation; (iv) Principal or interest payments on loans secured by mortgages or trust deeds on the Building or Land or rent payable on any ground lease of the Land (except to the extent such ground rent constitutes pass-throughs for real estate taxes or other operating expenses); (v) Capital expenditures, including costs of capital improvements to the Building, except that Expenses shall include the cost of any capital expenditures for the Building or Land: (a) made primarily to reduce Expenses or the rate of such Expenses' increase, or to comply with any Laws or other governmental requirements, (b) or that are made by reason of insurance requirements, provided all such permitted capital expenditures (together with reasonable finance charges) shall be amortized for purposes of this Lease over the useful life of each such capital improvement with interest on the unamortized amount at the greater of (1) 12% per annum or (2) 2% per annum above the Prime Rate. Tenant shall be responsible for Tenant's Proportionate Share of such permitted amortization of capital expenditures during the Term, including any remaining amortization of permitted capital expenditures made prior to the Commencement Date; (vi) costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Building (other than such tenants' regular contributions to Expenses); (vii) legal fees incurred for negotiating leases or collecting rents; and (viii) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord. Landlord reserves the right to reasonably change, from time to time, and with prior written notice to Tenant, the manner, treatment, or timing of the payment of all or any of the Expenses, including Landlord reserving the right to change in full or partially its system of accounting from accrual to a paid system, or vice-versa. For each Fiscal Year during the Term, the amount by which those Expenses that vary with occupancy (such as cleaning costs and utilities) would have increased had the Building been 95% occupied and operational and had all Building services been provided to all tenants will be reasonably determined and the amount of such increase will be included in Expenses for such Fiscal Year.

  H.
  "Encumbrance" shall have the meaning set forth in Section 18.3.

  I.
  "Fiscal Year" means Landlord's fiscal year, which ends on December 31st of each calendar year and may be changed at Landlord's discretion.

  J.
  "Force Majeure" means any acts of God, governmental restriction, delays in obtaining permits, strikes, labor disturbances, shortages of materials, commodities, or supplies, or any other cause or event beyond the parties' reasonable control (but not because of insolvency, lack of funds or other financial cause), by which either party is hindered or prevented from performance of any act under this Lease, then performance of such act shall be excused for the period during which such performance is rendered impossible; and time for performance shall be extended accordingly. However, Force Majeure shall not relieve either party from any obligation under this Lease. No such delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rents or other charges due, or impose any liability upon Landlord or its agents because of inconvenience to Tenant or injury to or interruption of Tenant's business.

  K.
  "Holidays" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

  L.
  "Land" means the real property located at 35 East Wacker Drive, City of Chicago, County of Cook, State of Illinois, plus any additional real property located proximate to the Land that may be operated by Landlord from time to time in conjunction with the Land together with all present and future easements, additions, improvements and other rights appurtenant thereto.

  M.
  "Landlord" means TDC Canada Inc., a Canadian Corporation and Wacker GP, Inc., a Delaware corporation.

  N.
  "Laws" means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.

  O.
  "Lease Year" means each successive period of 12 calendar months during the Term, ending on the same day and month (but not year, except in the case of the last Lease Year) as the day and month on which the Expiration Date will occur.

  P.
  "Liability Insurance Amount" means $5,000,000.00.

  Q.
  "Prime Rate" means the rate of interest announced from time to time by Citibank, N.A. or any successor to it, as its "prime rate". If Citibank, N.A. or any successor to it ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

  R.
  "Rent" means the Base Rent, Additional Rent and all other amounts required to be paid by Tenant under this Lease.

  S.
  "Taxes" means the amount paid during each Fiscal Year according to generally accepted accounting principles for that portion of the following items that is allocable to the Land and Building: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Land or Building, the personal property used in operating the Building, and the rents and additional charges payable by tenants of the Building, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Land or Building, the leasehold estate of Landlord or the tenants of the Building, or the rents and other charges payable by such tenants; capital and place-of-business taxes, and other similar taxes assessed relating to the Building; and any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Taxes will not include any net income taxes of Landlord.

  T.
  "Untenantable" shall have the meaning set forth in Section 7.4.

  U.
  "Use" means general office and no other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

2.     PREMISES, TERM AND COMMENCEMENT DATE

        Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises subject to the terms, covenants, conditions and provisions of this Lease, together with the non-exclusive right to use the Common Areas, for the Term. If Tenant takes possession of any part of the Premises for the regular conduct of Tenant's business prior to the Commencement Date with Landlord's prior written consent, all of the covenants and conditions of this Lease will bind both parties with respect to such portion of the Premises, and Tenant will pay Rent for such portion of the Premises for the period of such occupancy according to Section 4 of this Lease at the rates applicable to the first Lease Year (excluding any periods of excused or free rent, if any), prorated for the time and portion of the Premises so occupied. No early occupancy under this Section will change the Commencement Date or the Expiration Date.

        Landlord shall deliver vacant possession of the Premises to Tenant including certain of the items (but not all) set forth in Attachment 1 attached hereto ("Landlord's Work") performed to such an extent that Tenant may commence construction of the Work forty-five (45) days after the date of this Lease (subject to Force Majeure events). In the event Landlord does not deliver the Premises in such condition, then Landlord will grant Tenant a 2 for 1 day delay of its Rent commencement for every day Landlord fails to deliver the Premises in such condition. In the event Landlord does not deliver the Premises to Tenant in such condition (subject to Force Majeure events) within one hundred thirty-five (135) days after the date of this Lease, Tenant shall have, in addition to the other remedies set forth in this Section 2, the right to terminate this Lease by providing written notice to Landlord on or before the one hundred forty-fifth (145th) day after the Lease Execution Date unless Landlord has cured the default by such date. Landlord's Work shall be substantially complete no later than the Commencement Date. For the purposes of this Lease, substantially complete shall be defined as all conditions and items set forth in Attachment 1 are completed or installed and are in good working order except for so-called punch list items that would not materially inhibit the commencement of construction of the Work. In such case, the Commencement Date shall be postponed for a period equal to the delay, except to the extent that such delays arise primarily from the acts or omissions of Tenant or Tenant's employees, agents or contractors in which case the Commencement Date shall occur on the date that it would have occurred but for such delay. If the Commencement Date is postponed, the Rent and other obligations of Tenant, and the Term and initial Lease Year hereunder, shall all commence on the Commencement Date as postponed in which event the Expiration Date set forth in Section 1 shall also be similarly changed. Landlord and Tenant shall confirm in writing any adjustment to the Commencement Date hereunder upon written request by either party. In the event of any dispute concerning such adjustment, Tenant shall pay Rent commencing on the Commencement Date set forth in Section 1.1, subject to adjustment between the parties after such dispute is resolved.

3.     TERM COVENANTS & TERM EXPIRATION

3.1   Quiet Enjoyment

        Landlord covenants that during the Term Tenant will have quiet and peaceable possession of the Premises against parties claiming by, through or under Landlord, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.

3.2   Landlord and Tenant Covenants

        Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.

3.3   Early Occupancy

        Tenant has no right to enter the Premises until Landlord tenders possession. In accordance with Section 2 above, Tenant may occupy the Premises to commence, and complete, construction of the Work, and for the regular conduct of Tenant's business, prior to the Commencement Date.

3.4   Surrender

        Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and condition, broom clean, except for ordinary wear and tear and damage by casualty. Upon the expiration or other termination of the Term, at Landlord's option, Tenant shall restore the Premises to the same condition as they were in at the beginning of the Term after the completion of the initial build-out performed in accordance with Exhibit B to this Lease and after any additional build-out if Tenant exercises either or both of its expansion or contraction options, and remove those additional Alterations installed for or during Tenant's occupancy from and after the Commencement Date, whether made by Landlord or Tenant, which Landlord either had no right to consent to or specified in its consent to the same that it must be removed at the end of the Term, shall request Tenant to remove. Upon expiration or other termination of the Term, Tenant shall remove all of Tenant's trade fixtures, office furniture, office equipment and other personal property. Tenant will pay Landlord on demand the reasonable, documented cost of repairing any damage to the Premises or Building caused by the installation or removal of any such items. Any of Tenant's property remaining in the Premises will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property. Tenant's obligations under this Section 3.4 shall survive any termination of this Lease or expiration of the Term.

3.5   Holding Over

        Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease provided that Tenant shall have the right to holdover for up to two (2) months after the expiration of the initial or any renewal Term. Such holdover shall be upon the same terms and conditions of this Lease, including Rent, as were applicable to the last month of the Lease Term or renewal Term, as the case may be. After such two (2) months, Tenant's liability shall be the greater of the then fair market Rent or 125% of the Rent (Base Rent and Additional Rent) last in effect. If Tenant holds over for longer than two (2) months, Tenant shall thereafter be liable for direct (but not consequential) damages as a result of such holdover. Neither the provisions of this Section 3.5 nor the acceptance by Landlord of any Rent during such holdover period shall operate as a waiver by Landlord of any right of re-entry hereinbefore provided or as a waiver by Landlord of any right of re-entry hereinbefore provided.

4.     RENT

4.1   Base Rent

        Commencing on the Commencement Date and continuing throughout the Term, Tenant agrees to pay in monthly installments in the amount specified for such Lease Year (or portion) in Section 1, in advance, on or before the first day of each and every month during the Term. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Base Rent for such month will be appropriately prorated.

4.2   Additional Rent

        Tenant agrees to pay Landlord, as Additional Rent, for each Fiscal Year that contains any part of the Term, (i) Tenant's Share multiplied by the difference between the amount of Expenses for such Fiscal Year less the amount of Expenses payable for the Base Year, as such Expenses for such Fiscal Year and Base Year shall be prorated for partial Fiscal Years within the Term ("Additional Expenses") and (ii) as an independent and separate payment of Additional Rent, Tenant's Share multiplied by the difference between the amount of Taxes payable for such Fiscal Year less the amount of Taxes payable for the Base Year, as such Taxes for such Fiscal Year and Base Year shall be prorated for partial Fiscal Years within the Term ("Additional Taxes"). Additional Expenses and Additional Taxes shall be paid as follows:

  A.
  Estimated Payments.    Prior to or as soon as practicable after the beginning of each Fiscal Year, Landlord will notify Tenant of Landlord's estimate of Tenant's Share of Additional Expenses and Additional Taxes for such Fiscal Year. On or before the first day of each month during such Fiscal Year, Tenant will pay to Landlord, in advance, 1/12 of such estimated amounts, provided that until such notice is given with respect to the estimates for such Fiscal Year, Tenant will continue to pay on the basis of the prior Fiscal Year's estimate until the month after the month in which such notice is given. In the month Tenant first pays based on Landlord's new estimate, Tenant will pay to Landlord one-twelfth (1/12th) of the difference between the aggregate new estimate and the prior Fiscal Year's estimate multiplied by the number of months that Tenant has paid at the prior Fiscal Year's amount. If at any time or times it appears to Landlord that Tenant's Share of Additional Expenses or Tenant's Share of Additional Taxes for the thencurrent Fiscal Year will vary from Landlord's estimate by more than 5%, Landlord may but is not obligated to, by written notice to Tenant including the calculation of the revised estimate, revise its estimate for such year and subsequent payments by Tenant for such year will be based upon the revised estimate.

  B.
  Annual Settlement.    As soon as practicable after the close of each Fiscal Year, Landlord will deliver to Tenant its statement of Tenant's Share of Additional Expenses and Additional Taxes for such Fiscal Year (the "Statement"). At Landlord's discretion and for ease of administration only, it may list these separate and independent obligations on a single Additional Rent statement, but is not obligated to do so and such listing together shall not merge the obligations or create any rights of offset of any kind. If on the basis of such Statement Tenant owes an amount that is less than the estimated payments previously made by Tenant for such Fiscal Year with respect to Additional Expenses or Additional Taxes, as applicable, Landlord will in its reasonable discretion, within sixty (60) days after the issuance of the Statement, either refund such applicable excess amount to Tenant or credit such applicable excess amount against the next payment(s) of Additional Expenses or Additional Taxes, if any, due from Tenant to Landlord. Tenant acknowledges that for accounting purposes, and notwithstanding anything to the contrary contained herein, any surplus or deficiency of Additional Expenses or Additional Taxes shall not be credited or offset against the other, nor shall Tenant be allowed to credit any such "surplus" towards any other Lease obligation. In no event shall Tenant be entitled to a credit if Additional Expenses and Additional Taxes for any Fiscal Year are less than zero. If on the basis of such Statement Tenant owes an amount that is more than the estimated payments previously made by Tenant for such Fiscal Year, Tenant will pay the deficiency to Landlord within 10 days after the delivery of such Statement.

  C.
  Finality of Statements.    Tenant or its representative shall have the right to examine such records and to meet with the individuals responsible for preparing and maintaining such records upon thirty (30) days' prior notice during normal business hours at the place or places where such records are normally kept (which initially shall be Landlord's corporate offices in Canada) by sending such notice no later than three (3) years following the furnishing of the Statement. Tenant and its representatives shall execute a reasonable confidentiality agreement in favor of Landlord prior to any such examination. Tenant may take exception to matters included in Additional Taxes or Additional Expenses, or Landlord's computation of Tenant's Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than 180 days after Landlord makes such records available for examination. Such Statement shall be considered final as to both Landlord and Tenant on the third (3rd) anniversary of the delivery of such Statement, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Section. If Tenant takes exception to any matter contained in any Statement as provided herein, Landlord may refer the matter to an independent nationally recognized certified public accountant, whose certification as to the proper amount shall be final and binding as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than 5%, in which event Landlord shall pay the costs of such certification. Pending resolution of any such exceptions, Tenant shall co ntinue promptly paying Tenant's Proportionate Share of Taxes and Expenses in the exact amounts determined by Landlord, subject to adjustment between the parties after any such exceptions are resolved as set forth in this Section.

  D.
  Final Payment.    Tenant's obligation to pay the Additional Rent and Landlord's obligation to refund or credit any overpayment of Additional Rent provided for in this Section 4.2 which is accrued but not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord's estimate of the amount by which Tenant's Share of Additional Expenses and Additional Taxes through the date of such expiration or early termination will differ from Tenant's estimated payments of Additional Rent for the Fiscal Year in which such expiration or termination has occurred or will occur. The parties will then make an adjusting payment between them within 10 days after the date of Landlord's invoice; provided, however, Tenant shall continue to have the right to examine Landlord's records as set forth in Section 4.2.C. above.

        Controllable Additional Expenses Cap.    Landlord further agrees i that commencing with the calendar year beginning January 1, 2005, and continuing during each calendar year of the Term thereafter, the total amount of Additional Expenses actually incurred by Landlord for each such year which are within Landlord's reasonable control (specifically excluding, without limitation, however, the cost of insurance, utility charges, contracts negotiated pursuant to collective bargaining contracts and special City of Chicago imposed special requirements, which costs Landlord and Tenant acknowledge are outside of Landlord's reasonable control) shall not be deemed to have increased (and Tenant's estimated payments with respect to such controllable Additional Expenses shall not be increased) at a rate of increase in excess of three percent (3%), cumulative and compounding, above similar Additional Expenses within Landlord's reasonable control and actually incurred by Landlord during the prior calendar year. Assume, for example, that controllable Additional Expenses for 2004 were $100.00. In 2005, controllable Additional Expenses shall be an amount equal to the lesser of (i) Tenant's Proportionate Share of controllable Additional Expenses for 2005, or (ii) $103.00 (103% of $100.00, which amount becomes the "Cap Amount"). In 2006, controllable Additional Expenses shall be an amount equal to the lesser of (i) Tenant's Proportionate Share of controllable Additional Expenses for 2006, or (ii) $106.09 (103% of $103.00, which amount becomes the new Cap Amount).

4.3   Other Taxes

        Tenant will reimburse Landlord within 30 days after receipt of written notice from Landlord for any and all taxes payable by Landlord (other than net income taxes and taxes included in Taxes) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises: (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; provided, however, Landlord's notice shall include documentation reasonably necessary for Tenant to calculate the amount of such taxes due. In the event that Landlord receives or has received a reduction, credit or abatement of Taxes (via an adjustment to assessed value or otherwise) arising out of special application based on the historical nature of this Building (as in the special property tax classification of "L") (a "Special Tax Reduction") the Special Tax Reduction shall accrue to the sole benefit of Landlord and shall not reduce Taxes nor accrue to the direct or indirect benefit of any tenants of the Building.

4.4   Terms of Payment

        All Base Rent, Additional Rent and other monies due under this Lease shall be deemed Rent and shall be paid to Landlord at the address as set forth in Section 1 in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or setoff, except as otherwise expressly provided in this Lease. If during the Term, as it may be extended, Landlord receives 2 or more checks from Tenant which are returned by Tenant's bank for insufficient funds or any other reason, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any bad checks shall be borne by Tenant.

4.5   Late Payments

        All amounts payable under this Lease by Tenant to Landlord, if not paid within five (5) business days after notice from Landlord that the same is due, (i) will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 5% in excess of the then-current Prime Rate (the "Default Rate"), and (ii) beginning with the fourth (4th) time in any consecutive twelve (12) month period when Tenant has been delinquent, Tenant shall also pay Landlord a late payment charge of 5% of the amount not paid when due as Rent.

4.6   Right to Accept Payments

        No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account", nor will any endorsement or statement on any ch eck or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

5.     CONDITION OF PREMISES

        Except as may be expressly set forth in this Lease, including Exhibit B, Tenant acknowledges that neither Landlord, nor any employee, agent or contractor of Landlord has made any representation or warranty concerning the Land, Building, Common Areas or Premises, or the suitability of either for the conduct of Tenant's business. By taking possession of the Premises hereunder, Tenant accepts the Premises as being in good order, condition and repair, and otherwise "As-Is", "Where-Is" and with all faults, known or unknown, subject to the completion of any punchlist work relating to the Base Building Work. The Premises do not include any areas above the finished ceiling (or the area above where a traditional finished drop ceiling would be located if the Premises contain an "unfinished" open "loft" ceiling) or below the finished floor covering installed in the Premises or any other areas not explicitly shown on Exhibit A as being part of the Premises. In addition, Landlord reserves, for Landlord's exclusive use, any of the following (other than those installed for Tenant's exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts. Landlord, at its sole cost and expense, shall, however, be responsible for the repair of any structural and latent defects in the Building during the Term, including any renewals.

6.     USE AND OCCUPANCY

6.1   Use

  A.
  Tenant shall use and occupy the Premises only for the Use described in Section 1.3U, or for such other purpose as Landlord expressly authorizes in writing.

  B.
  Tenant shall not permit the use of any portion of the Premises or any part thereof for: (i) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission; or (ii) conduct or maintenance of any gambling or gaming activities or any political activities of any club activities, or a school or employment or placement agency; or (iii) any use which would (1) violate any agreement which affects the Building or binds Landlord, including without limitation, any exclusive uses granted to existing tenants or (2) conflict, in Landlord's sole opinion, with retail uses currently in existence in the Building.

  C.
  Tenant acknowledges and agrees that (i) the Building constitutes a historical landmark, (ii) certain preexisting conditions, which would not otherwise be associated with a newly constructed building, may exist at the Building and which may not be altered and (iii) Tenant (notwithstanding anything to the contrary in this Lease), covenants and agrees that it will comply with the terms and conditions of all historical landmark Laws applicable to the Building and Land.

6.2   Compliance

  A.
  Tenant, at its own cost and expense, shall use and maintain the Premises, all fixtures and equipment in the Premises and those portions of any plumbing or electrical systems that exclusively serve the Premises in good order and repair and in a safe, careful and proper manner, and comply with all Laws applicable to the Premises or Tenant's use and occupancy thereof, normal wear and tear and damage by casualty excepted.

  B.
  To the extent required by governmental authorities having proper jurisdiction, Landlord shall be responsible for compliance with the Americans With Disabilities Act of 1990 (42 U.S.C. & 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as "ADA") in the common areas of the Building and Landlord's Work. Tenant shall be responsible for ensuring that its Work complies improvements comply with ADA. Landlord shall be responsible for ADA compliance for all Landlord's Work whether or not it is triggered by Tenant's tenant improvement work. Tenant shall cause all Alterations to conform to all then applicable requirements of the ADA and shall otherwise cause them to be in accordance with the agreements contained in this Section 6.2B and Tenant shall notify Landlord of any particular requirements that Tenant may have to enable Landlord to meet its obligations under this Section 6.2B. The parties acknowledge that Landlord's ADA obligations are affected by virtue of the Building's historical condition, and as otherwise set forth in Section 6.1C.

  C.
  Landlord has disclosed to Tenant that certain portions of the Building contained or contain asbestos containing material ("ACM") but that the Premises are free of ACM except in encapsulated areas, if applicable. Landlord has established an ACM management program that will govern all work in the Building that could disturb any ACM. Notwithstanding any provision of this Lease to the contrary, Tenant will not undertake any work in the Premises or the Building (including, without limitation, any alteration, repair, maintenance, restoration or removal work contemplated by Sections 8.1, 9.1, 12.2 or 16.1 of this Lease) that could disturb any ACM without first notifying Landlord of the proposed work and cooperating with Landlord to ensure that such work complies with Landlord's ACM program and will be performed at Tenant's sole cost and expense and in full compliance with this Lease.

6.3   Occupancy

        Tenant will not do or permit anything which obstructs or interferes with other tenants' rights or with Landlord's providing Building services, or which injures or annoys (to an unreasonable extent) other tenants. Tenant will not cause, maintain or permit any nuisance in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard, general hazard, nuisance, or undue vibration, heat or noise. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If by reason of Tenant's failure to comply with the provisions of this Section 6.3 any insurance coverage is reasonably jeopardized, then Landlord will have the option to terminate this Lease or if insurance premiums are increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums; provided, however, in either event, except if coverage has been terminated in which case no notice shall be required, Landlord shall first provide Tenant with written notice of such increase in insurance premiums for, or potential loss of, insurance coverage, and Tenant shall have 30 days in which to cure the action causing the increase in insurance premiums for, or potential loss of, insurance coverage.

7.     SERVICES AND UTILITIES

7.1   Landlord's Standard Services

        During the Term, Landlord will operate and maintain the Building in a first-class condition, in compliance with all applicable Laws which are not the obligation of Tenant and provide maintenance and upkeep of the Building consistent with renovated Class B properties in downtown Chicago, Illinois area. Additionally Landlord shall provide 24 hour manned security in the lobby and throughout the Building consistent with renovated Class B properties in downtown Chicago, Illinois area. Landlord will provide the following services according to such standards, the costs of which will be included in Expenses to the extent provided in Section 1.3G:

  A.
  Repair, maintenance and replacement of all the exterior and structural elements of the Building including the exterior windows and the Common Areas and all general mechanical, plumbing and electrical systems installed in the Building, but excluding those portions of any mechanical, plumbing or electrical systems that exclusively serve the Premises such as (by means of illustration only) supplemental heating, ventilation and air-conditioning ("HVAC") systems, kitchen plumbing and equipment, plumbing for restrooms exclusively used by Tenant and wall plugs and switches ("Exclusive Systems").

  B.
  Heating and air-conditioning the Common Areas during Business Hours, at temperatures and in amounts reasonably determined by Landlord as necessary to maintain comfortable use and occupancy under normal business operations, subject to compliance with all applicable voluntary and mandatory regulations and Laws. Landlord provided complete HVAC system for all general office areas, in operation during all Business Hours, shall be sufficient to maintain the following temperatures (assuming Tenant uses only Customary Office Equipment [defined below]) within the Premises or expansion space.

Temperature	Heating Season	Cooling Season
Outside:	-6 degrees F db	91 degrees F db/78 degrees F wb
Inside:	72 degrees F db 35%RH+/-20%	75 degrees F db 50%RH+/-5%
Discharge Air Temperature:		55 degrees
Fresh Air	Per ASHRE 1999- 62 Standard (0.14 CFM/USF)

        Noise Limitation: The operation of the HVAC equipment shall not exceed NC-35.

        Air Filtration: Air supply shall be filtered with a minimum efficiency of 65% per ASHRE STANDARD 52-76.

        Controls: The HVAC controls shall be a Digital Control system at the floor fan only, and a pneumatic system at the VAV boxes located throughout the floor, including automatic summer/winter changeover.

        As used in this Lease, "Customary Office Equipment" shall include only calculators, dictation recorders, basic desk top personal computers of not more than one per person with an associated small desktop printer/scanner and such other customary office equipment as reasonably determined by Landlord; but, and notwithstanding anything to the contrary, will not include any machines, devices or equipment that adversely affect the temperature otherwise maintained in the Premises as reasonably determined by Landlord such as data processing, computer servers, computer main-frames, telephone switching equipment, or heavy-duty computer or reproduction equipment. If Tenant requires heating or airconditioning for the Premises outside Business Hours, Landlord will furnish the same for the hours specified in a request from Tenant (which request will be made at the time and in the manner reasonably designated by Landlord for such requests from time to time), and for this service Tenant will pay Landlord, within 10 days after the date of Landlord's invoice, the hourly rate reasonably determined by Landlord from time to time. After hours charges at Landlord's actual cost for heating and cooling rates are available from the Landlord's managing agent, and are subject to subsequent change.

  C.
  Cold water from City of Chicago mains for small kitchens, hot and cold water for Building standard washrooms and water for drinking fountains (excluding water for air conditioning units and bathrooms for exclusive use by Tenant).

  D.
  Janitorial services to the Premises and Common Areas, exclusive of Holidays. Tenant shall not obtain any janitor services without Landlord's written consent.

  E.
  Passenger elevators for access to and from the floor(s) on which the Premises are located.

  F.
  Building standard toilet facilities sufficient for normal use.

  G.
  Building standard electric lighting for all Common Areas that require electric light during the day or are open at night, including replacement of tubes and ballasts in lighting fixtures.

Landlord shall use commercially reasonable efforts to provide all of the services described above in this Section 7.1 on a continuous and uninterrupted basis so that Tenant may operate its business operations from the Premises without interruption.

7.2   Electricity

  A.
  Electric Service Provider.    Electricity for the Premises shall not be furnished by Landlord but shall be furnished by the electric utility company serving the entire Building. Landlord has advised Tenant that presently Commonwealth Edison ("Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Building.

  There shall be available at the core on each floor on which Premises or any expansion space are located, electrical capacity to service each such floor equal to 6 watts per usable square foot, demand load, which shall be in addition to any watts needed to operate the base building equipment servicing the Premises.

  Separate submeters exist to measure Tenant's consumption of electricity and Tenant shall obtain all current used in the Premises through Landlord and shall pay Landlord the charges therefor as Additional Rent. Charges for electricity will be at the then-prevailing rate Tenant would have paid if it had obtained electricity directly from the Electric Service Provider. The charges for electricity with respect to each Fiscal Year shall be paid in monthly installments during such Fiscal Year in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. Following the close of each Fiscal Year, Landlord shall compute the amount of electricity actually consumed by Tenant and the charges therefor (as determined by Landlord's reading of such submeter) and shall deliver to Tenant a statement of such amount plus a statement of all estimated installments paid by Tenant with respect to such Fiscal Year. Tenant shall pay to Landlord any deficiency shown by such statement within 10 days after delivery of such statement. If the installments paid exceed the amount due, and if Tenant is not then in Default hereunder, Landlord shall either credit the excess against electricity payments next due to Landlord from Tenant hereunder or, at Landlord's option, refund the excess to Tenant within 30 days after delivery of such statement. Delay in computation of the electricity charge shall not be deemed a waiver of Landlord's right to collect said charge. Without limiting the generality of the foregoing, all electricity used during janitor service, alterations and repairs to the Premises shall also be paid for by Tenant.

  Tenant's electrical use in the Premises shall not exceed the capacity of the existing system serving the Premises, nor shall Tenant use more than its proportionate share of the Building electrical riser capacity. Tenant shall also pay Landlord to replace all lamps, tubes, ballasts and starters for lighting fixtures in the Premises at Landlord's reasonable labor and material charges for such services from time to time.

  B.
  Alternate Service Provider.    Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, unless such change, failure, interference, disruption, or defect is caused by the negligence of Landlord.

7.3   Additional Services

  A.
  If Tenant requires electric current, water or any other utilities or services in excess of the amounts: (x) provided by the Building; or (y) has specific demands or heat loads in any one area in excess of the amount delivered to the Premises in such proportional configuration as existing within the Building, as reasonably determined by Landlord; such excess electric, water or other utility or service requirements may be supplied only with Landlord's consent. If Landlord grants such consent, Tenant will pay all reasonable costs of meter service and installation of facilities or professional services necessary to measure and/or furnish the required excess capacity. Tenant will also pay the entire cost at the prevailing rate of such additional electricity, water, service, or other utility so required.

  B.
  If Tenant installs any machines, equipment or devices in the Premises that do not constitute Customary Office Equipment, "overloads" personnel, or moves or shifts wall dividers or such other fixtures, and such machines, equipment, uses, fixtures, or devices cause the temperature in any part of the Premises to exceed the temperature the Building's mechanical system would be able to maintain in the Premises were it not for such machines, equipment, uses, fixtures, or devices, then Landlord reserves the right to install supplementary air conditioning units in the Premises if reasonably necessary, and Tenant will pay Landlord all reasonable costs of installing, operating and maintaining such supplementary units.

  C.
  If Tenant requires any janitorial or cleaning services in excess of that provided in Section 7.1 (such as cleaning services beyond normal office janitorial services for areas such as kitchens, computer rooms or other special use areas), Landlord will provide such excess services to Tenant within a reasonable period after Tenant's request made to the Property Manager, provided that such excess services are available from Landlord's regular janitorial or cleaning contractor. Tenant will pay the reasonable cost of such excess services at prevailing rates (which shall include a 5% mark-up).

  D.
  Tenant will pay as Rent, within 10 days after the date of Landlord's invoice, all reasonable, documented costs which may become payable by Tenant to Landlord under this Section 7.3.

7.4   Interruption of Services

        If any of the services provided for in this Section 7 are interrupted or stopped, Landlord will use reasonable due diligence to resume the service; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant's personal property or business caused by any such irregularity or stoppage or create any consequential or other damages of any kind or nature recoverable against Landlord or its agents), or cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease, unless due to the negligence of Landlord. If, due to reasons within Landlord's exclusive and reasonable control to remedy (provided such unavailability is not caused in whole or in part by Tenant, Tenant's Affiliates, invitees or contractors or any of their respective agents or employees in which case there shall be no abatement), any of the utility services required to be exclusively provided by Landlord under this Section 7 remains unavailable for a period in excess of 5 consecutive business days after written notice of such unavailability from Tenant to Landlord, and if such unavailability should render at least 25% or more of the Premises unoccupiable for the normal conduct of its business ("Untenantable"), then retroactive to the beginning of such 5 business day period, Tenant's Rent will equitably abate in proportion to the portion of the Premises so rendered Untenantable as compared to the entire Premises for so long as such services remain wholly unavailable for such reasons. Without limiting those reasons for an irregularity or stoppage of services that may be beyond Landlord's control, any such irregularity or stoppage that is required in order to comply with any Laws or due to an event of Force Majeure, will be deemed caused by a reason beyond Landlord's control and which there shall not be any Rent abatement.

8.     REPAIRS

8.1   Repairs Within the Premises

        Subject to the terms of Sections 6, 7.1A, 12 and 14, and except to the extent Landlord is required or elects to perform or pay for certain maintenance or repairs according to those Sections, Tenant shall, at Tenant's own expense, promptly and adequately repair all damage to the Premises and replace or repair all fixtures, equipment and portions of the plumbing or electrical systems in the Premises that are damaged or broken.

8.2   Failure to Maintain Premises

        If Tenant fails to perform any of its obligations under Section 8.1, then Landlord may exercise its self-help remedy set forth in Section 20.2 D below and Tenant will pay as Rent to Landlord the reasonable, documented cost of such performance, including an amount equal to 12.5% of the cost of such performance, within 10 days after the date of Landlord's invoice. For purpose of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon not less than 24 hours' prior written notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that Landlord will take all reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises.

8.3   Notice of Damage

        Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts of appurtenances of the Building's sanitary, electrical heating, air conditioning, elevator or other systems located in or passing through the Premises.

9.     ALTERATIONS

9.1   Alterations by Tenant

        Tenant may from time to time at its own expense make changes, additions, repairs and improvements to the Premises (individually or collectively referred to as "Alterations") to better adapt the same to its business, provided that any and all such Alterations : (a) will comply with all applicable Laws and Tenant will provide Landlord with permits evidencing same; (b) will be made only with the prior written consent of Landlord, which consent will not be unreasonably withheld (Tenant shall be permitted to perform non-structural and non-Building systems Alterations that do not affect another tenant's premises without prior written permission, so long as Tenant notifies Landlord as to the identity of the vendor and such vendor is a licensed, union vendor; (c) will equal or exceed Building standard; (d) will be carried out only by persons selected by Tenant and approved in writing by Landlord, who will if required by Landlord deliver to Landlord before commencement of the Alterations performance and payment bonds; (e) do not affect the capacity, maintenance, operating cost or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems; (f) is approved by the holder of any Encumbrance if so required by the terms of said Encumbrance; (g) does not violate any agreement which affects the Building or binds Landlord; and (h) does not alter the exterior of the Building in any way. Tenant will maintain, or will cause the persons performing any such Alterations to maintain, workers' compensation insurance, completed operations coverage, builder's risk and public liability and property damage insurance (with Landlord named as an additional insured) in amounts, with co mpanies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the Alterations will be carried out. Only union labor will be permitted to perform Alterations. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. Tenant will promptly pay, when due, the cost of all such Alterations and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant will also pay any increase in Taxes on, or fire or casualty insurance premiums for, the Building attributable to such Alterations and the cost of any modifications to the Building outside the Premises that are required to be made in order to make the Alterations to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built CAD plans of any such Alterations upon their completion. All Alterations to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord's property upon installation, subject to Section 3.4. In order that the Premises' heating, ventilating and cooling systems (HVAC) are compatible with the Building's systems, Tenant shall either retain as its mechanical contractor the Building's mechanical contractor from time to time, of if it retains its own mechanical contractor, such contractor shall coordinate with the Building's mechanical contractor and Tenant shall pay the Building's mechanical contractor a fee of $.15 per Rentable Square Foot of the Premises for supervision and oversight. All work done by Tenant or its contractors (which contractors will be subject to Landlord's reasonable approval) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to Building standard materials and will comply with all insurance requirements and all applicable Laws and to the extent Tenant damages any Building system or structure, or its repairs require such Building system or structure to be repaired or modified, such repairs or modifications shall also be performed at Tenant's sole cost and expense.

9.2   Alterations by Landlord

        Landlord may from time to time make repairs, changes, additions and improvements to the Building, Common Areas and those Building systems necessary to provide the services described in Section 7, and for such purposes Landlord may enter the Premises upon not less than 24 hours' prior written notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry. In performing such repairs, alterations, improvements and additions, Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises. No permanent change, addition or improvement made by Landlord will materially impair access to the Premises, however Landlord may temporarily close doors, entryways, public space and corridors within the Building and to interrupt or temporarily suspend services and facilities without being deemed or held guilty of an eviction of Tenant or for damages to Tenant's property, business or person, and the Rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, and Tenant shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord for any reason thereto. Landlord may, at its option, make all such repairs, alterations, improvements or additions in and about the Building and the Premises during ordinary Business Hours, but shall use reasonable efforts to have the same done at times that will not interfere with Tenant's use of the Premises provided Tenant shall pay for any reasonable and actual resulting overtime and additional expenses.

10.   LIENS

        Tenant shall pay as and when due all costs for work, services or materials furnished to Tenant for the Premises. Tenant will keep title to the Land and Building free and clear of any lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien. In case any such lien attaches, Tenant agrees to cause it to be released and removed of record within 20 days after its filing (failing which Landlord may do so at Tenant's sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may diligently contest such lien by appropriate proceedings so long as Tenant either (i) deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord which in all cases shall be 110% of the disputed amount, or (ii) obtains a title endorsement from a title insurance company acceptable to Landlord insuring over the lien. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released together with obtaining title insurance evidencing the same.

11.   INSURANCE

11.1    During the Term, Tenant will provide and keep in force the following insurance obtained from insurance companies authorized to do business in the State of Illinois having a Policyholders Rating of at least A and a Financial Rating of at least 6 as rated by the most recent edition of Best's Insurance Reports:

  A.
  Commercial gen eral liability insurance written on a comprehensive basis, with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease, relating to Tenant's business (carried on, in or from the Premises) and Tenant's use and occupancy, including but not limited to personal injury, bodily injury, and death, and property damage or destruction to the Premises and others' property (including loss of use thereof), with limits of not less than the Liability Insurance Amount as specified in Section 1.3P for any one accident or occurrence;

  B.
  "All-risk" property damage insurance covering (including standard extended endorsement perils, leakage from fire protective devices, and other water damage)Tenant's furniture, fixtures and equipment, furnishings, equipment, documents, files, work products, inventory, stock-in-trade, floor coverings of all kinds, personal property, business records, for damage or other loss caused by fire or any other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, explosion, business interruption, weather damage of any kind (including hurricane/tornado and wind damage) and water damage of any type, including sprinkler leakage, bursting and stoppage of pipes, and all Alterations in the Premises on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a co-insurer and subject only to such deductibles and exclusions as Landlord may reasonably approve;

  C.
  If applicable, insurance covering all boiler, HVAC, and mach inery operated in the Premises or for the exclusive benefit of the Premises;

  D.
  Business interruption insurance with a minimum limit equal to Tenant's annual gross rental expense;

  E.
  Workers' compensation insurance with limits as statutory defined in the State of Illinois; and

  F.
  Employers' liability insurance with limits not less than $1,000,000 per occurrence.

        Landlord, the holder of any Encumbrance and any other entity requested by Landlord will be named as an additional insureds in the liability policy described in this Section, which will include cross liability and severability of interests clauses and will be on an "occurrence" (and not a "claims made") form. Landlord, the holder of any Encumbrance and any other entity requested by Landlord will be named as a loss payee, as its interest may appear, in the policies described in Sections 11B and 11C, and all policies will waive all rights of subrogation. Tenant's insurance policies will provide a minimum of 30 days' notice to Landlord prior to change or cancellation (ten (10) days for non-payment of premium) and will otherwise be upon such terms and conditions as Landlord from time to time reasonably requires. Tenant will file with Landlord, on or before the Commencement Date and at least 30 days before the expiration date of expiring policies, such copies of either current policies, an insurance binder (countersigned by the insurer), Evidence of Insurance (in form Accord 27) or a binding certificate, or other proofs, as may be reasonably required to establish Tenant's insurance coverage in effect from time to time and payment of premiums. If Tenant fails to insure or pay premiums, or to file satisfactory proof as required, Landlord may, upon a minimum of 48 hours' notice, effect such insurance and recover from Tenant, as additional Rent, on demand any premiums paid, unless Tenant shall first provide Landlord with evidence of such insurance coverage. Tenant's insurance shall be primary, and any insurance maintained by Landlord or any other additional insureds hereunder shall be excess and noncontributory. Landlord shall have the right to reasonably increase the amount or expand the scope of insurance to be maintained by Tenant hereunder from time to time by providing Tenant with written notice at least 30 days prior to the effective date of such additional insurance requirements.

11.2    Landlord and Tenant, in the exercise of their commercial business judgment, acknowledge that the use of insurance is the best way to protect against the risk of loss to their respective properties and economic interests in the Building and the Premises. Accordingly, Landlord and Tenant agree that in the event of loss or damage to their respective properties or interests, such loss will be satisfied first by the insurance proceeds paid to the party suffering the loss, next by the party suffering the loss to the extent it was not maintaining the insurance required hereunder that would have been payable had the insurance required hereunder been carried by such party, and finally, by the party causing the loss or damage. Without limiting the waiver of subrogation required in Section 11.1, Landlord and Tenant agree that if and to the extent that, the Landlord and Tenant Act (765 ILCS 705/0.01 et seq.) (the "Act"), is either repealed, judicially interpreted or legislatively amended to permit full waiver of claims between landlords and tenants in leases such as this Lease, then effective thereafter, Landlord and Tenant waive all claims against the other, and their respective Affiliates, for any loss, damage or injury, notwithstanding the negligence of either party in causing a loss.

11.3    Landlord will maintain "all-risk" replacement cost property damage insurance on the shell and core of the Building.

12.   DAMAGE OR DESTRUCTION

12.1 Termination Options

        If the Premises or the Building are damaged by fire or other casualty Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord's architect, engineer or contractor. If such estimate states that repair or restoration of substantially all of such damage that was caused to the core and shell of the Building cannot be completed within 270 days from the date of such damage (or within 90 days from the date of such damage if such damage occurred within the last 12 months of the Term), then Tenant will have the option to terminate this Lease, provided it does so in strict accordance with this Lease. If such estimate states that repair or restoration cannot be substantially completed within 270 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such estimate states that repair or restoration cannot be substantially completed within 90 days from the date of such damage, or if such damage is not insured against by insurance policies required to be maintained, and in fact maintained by Landlord, or if Landlord cannot restore because of Laws or because the insurance proceeds were not made available to Landlord, then Landlord will have the option to terminate this Lease. Any option to terminate granted above must be exercised by written notice to the other party given within 10 days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate 10 days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will abate during such period in accordance with the provisions of Section 12.3 and Landlord will be entitled to all proceeds of the insurance policy described in Section 11 applicable to any damaged Alterations or deco rations in the Premises whether paid for by Landlord or Tenant.

12.2 Repair Obligations

        If the Premises or the Building are damaged by fire or other casualty and neither party terminates this Lease pursuant to Section 12.1 or neither party is entitled to terminate this Lease on account of such casualty, then Landlord will repair and restore only such damage to the Building and reinstall the Base Building Work, with reasonable promptness, subject to delays for insurance adjustments and delays caused by Force Majeure, the Tenant and the Tenant Parties. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 11; Tenant agrees to repair, restore or replace such property as soon as is reasonably possible, to at least the condition existing prior to its damage, using materials at least equal to Building standard. However, in connection with its repair and restoration of such damage, Landlord may, in its reasonable discretion, elect to repair and restore the damage, if any, caused to any or all of the leasehold improvements and Alterations required to be insured by Tenant according to Section 11. If Landlord makes such election, Tenant shall assign and Landlord will be entitled to all proceeds of the insurance policy described in Section 11 applicable to the leasehold improvements Landlord so elects to repair or restore, plus Tenant shall pay Landlord the amount of any deductible under the applicable insurance policy.

12.3 Rent Abatement

        If any fire or casualty damage renders the Premises Untenantable and if this Lease is not terminated according to Section 12.1, then Rent will abate beginning on the date of such damage. Such abatement will end on the date Landlord has redelivered the Premises to Tenant after having completed the repairs and restoration Landlord is required to perform according to Section 12.2.

13.   INDEMNITIES

13.1 Tenant's Indemnification

        A party's "Parties" means that party's parent, subsidiary and affiliated corporations and its and their successors, assigns, partners, ventures, directors, officers, shareholders, agents, servants, contractors and employees. Without limitation of any other provisions hereof, and except in situations where Landlord has been negligent or has acted with willful misconduct, Tenant shall protect, defend, indemnify and save Landlord and Landlord's Parties harmless from and against any and all obligations, liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property brought or asserted by third parties unaffiliated with the Tenant or the Tenant's Parties that arise solely out of or in connection with the acts or omissions of Tenant on the Premises pursuant to this Lease.

13.2 Landlord's Indemnification

        Without limitation of any other provisions hereof, and except in situations where Tenant has been negligent or has acted with willful misconduct, Landlord shall protect, defend, indemnify and save Tenant and Tenant's Parties harmless from and against any and all obligations, liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property brought or asserted by third parties unaffiliated with the Landlord or the Landlord's Parties that arise solely out of or in connection with the acts or omissions of Landlord on the Common Areas, Building, or the Land pursuant to this Lease.

14.   CONDEMNATION

14.1 Full Taking

        If all or substantially all of the Building or Premises are permanently taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date the earlier of when the condemning authority takes physical possession of or title to the Building or Premises.

14.2 Partial Taking

  A.
  Landlord's Termination of Lease. If only part of the Building or Premises is thus taken or sold, and if after such partial taking, in Landlord's reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within 60 days after the taking.

  B.
  Tenant's Termination. If over 20% of the Premises is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Building, Tenant may terminate this Lease if in Tenant's reasonable judgment the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Premises.

  C.
  Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by condemning authority.

  D.
  Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

14.3 Awards

        As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant's trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant's business incurred as a result of such condemnation so long as the same will not diminish the award payable to Landlord.

15.   ASSIGNMENT AND SUBLETTING

15.1 Limitation

        Without Landlord's prior written consent, Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises, encumber its interest in this Lease or the Premises or permit the Premises to be used by any parties other than Tenant and its employees.

15.2 Notice of Proposed Transfer; Landlord's Options

        If Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord written notice of the proposed assignment or sublease, which notice will contain the name and address of the proposed transferee, the proposed use of the Premises, statements reflecting the proposed transferee's current financial condition and income and expenses for the past 2 years (if available), a copy of the fully executed proposed assignment or sublease and any other information reasonably requested by Landlord. Tenant shall pay Landlord's reasonable, actual costs and attorneys' fees for review of the assignment or subletting documentation (whether such request is approved or denied) not to exceed $1,500.00 for the first 5 years of the Term, 2,000.00 for the next 5 years of the Term and $2,500.00 for the final 5 years of the initial Term.

15.3 Consent Not to Be Unreasonably Withheld

        Within 30 days of the receipt of the documentation set forth in Section 15.2 above, Landlord will either consent to or disapprove of the proposed assignment or sublease. Landlord will not unreasonably withhold, delay, or condition its consent to the proposed assignment or subletting if each of the following conditions is satisfied:

  A.
  The proposed transferee, in Landlord's reasonable opinion, has sufficient financial capacity and business experience to perform Tenant's obligations under this Lease;

  B.
  The proposed transferee will make use of the Premises which in Landlord's reasonable opinion (i) is lawful, (ii) is consistent with the permitted Use of the Premises under this Lease, (iii) is consistent with the general character of business carried on by tenants of a first-class office building, (iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant of the Building, (v) will not increase the likelihood of damage or destruction to the Building, (vi) will not cause an increase in insurance premiums for insurance policies applicable to the Building, (viii) will not require new tenant improvements incompatible with then-existing Building systems and components, and (ix) in the case of a sublease, the subleased space and the balance of the Premises will be configured so as to comply with all applicable Laws;

  C.
  The proposed transferee does not have a poor business reputation or reputation as being an undesirable tenant in the general business community;

  D.
  The proposed transferee, at the time of the proposed transfer, is neither a tenant in the Building, nor a party with whom Landlord is then (i.e., within the prior six (6) months) negotiating for the lease of space in the Building nor has within the prior six (6) months viewed such available space (unless the Landlord otherwise consents to the assignment to this transferee);

  E.
  [Deleted]

  F.
  At the time of the proposed transfer no Default exists under this Lease.

15.4 Form of Transfer

        If Landlord consents to a proposed assignment or sublease, Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, that provides, in the case of a sublease, that the subtenant will comply with all applicable terms and conditions of this Lease will attorn to Landlord if this Lease is terminated, and, in the case of an assignment, an assumption by the assignee of all of the terms, covenants and conditions which this Lease requires Tenant to perform.

15.5 Payments to Landlord

        If Tenant effects an assignment or sublease, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee: 50% of the amount by which the cash and non-cash consideration required to be paid by the transferee [after deducting from such consideration Tenant's reasonable costs incurred in effecting the assignment or sublease] exceeds the Rent payable by Tenant to Landlord allocable to the transferred space. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its transferee (whether in monthly installments, in a lump sum, or otherwise).

15.6 Change of Ownership

        Any change by Tenant in the form of its legal organization (such as, for example, a change from a general to a limited partnership), any transfer of 51% or more of Tenant's assets, and any other transfer of interest effecting a change in identity of persons exercising effective control of Tenant will be deemed an "assignment" of this Lease requiring Landlord's prior written consent. The transfer of any outstanding capital stock of a corporation whose stock is publiclytraded will not, however, be deemed a "transfer of interest" under this Section 15.6.

15.7 Permitted Transfers

        Tenant shall have the right to sublease or assign, without Landlord's approval, to any parent, subsidiary, or affiliated corporation, partnership, or other business entity (which entity owns or controls, or is owned or controlled by, Tenant) or so long as Tenant is a surviving entity, to a purchaser of all or substantially all of the assets of Tenant or to any entity succeeding to the business conducted at the Premises (collectively, "Affiliated Entity"); provided, however, if Tenant is not a surviving entity, then Tenant shall have the right to sublease or assign its Lease to a purchaser of all or substantially all of the assets of Tenant or to any entity succeeding to the business conducted at the Premises, subject to Landlord's approval of the subtenant or assignee, which approval will not be unreasonably withheld, conditioned, or delayed. Tenant shall retain any profits after any subleasing or assignment to an Affiliated Entity. The Tenant entity originally named to the Lease shall remain liable notwithstanding any sublease or assignment.

15.8 Effect of Transfers

        No subletting or assignment (including a transfer to a Permitted Transferee) will release the initially named Tenant from any of its obligations under this Lease unless Landlord agrees to the contrary in writing and the initially named Tenant shall remain liable for the obligations under this Lease as a principal and not as a surety. Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this Section 15. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord's option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises. If Landlord shall choose to take an assignment of a sublease then the subtenant shall be bound to Landlord for the balance of the Term thereof and shall attorn directly to Landlord under all of the executory terms of the sublease except that Landlord shall not (a) be liable for any previous act, omission or negligence of Tenant or any counterclaim, defense or offset that results from the same, (b) be bound by any previous modification or amendment of the sublease made without Landlord's consent or by any previous prepayment of more than one month's Rent, or (c) be obligated to perform any repairs or other work beyond Landlord's obligation under this Lease. Each subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence said attornment.

16.   PERSONAL PROPERTY

16.1 Installation and Removal

        Tenant may install in the Premises its personal property (including Tenant's usual trade fixtures) in a proper manner, provided that no such installation will affect the mechanical, plumbing or electrical systems or the structure of the Building, and provided further that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section 9.1. If no Default then exists, any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant's business or in the course of making any Alterations to the Premises permitted under Section 9.1, and (b) will be removed by Tenant at the end of the Term pursuant to Section 3.4. Tenant will promptly repair at its expense any damage to the Building resulting from such installation or removal. The terms of this Section 16.1 shall survive the expiration of the Term or the earlier termination of this Lease.

16.2 Responsibility

        Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment. Such personal property taxes or impositions are not included in Taxes.

17.   ESTOPPEL CERTIFICATES

        If Landlord requires Tenant to complete an estoppel certificate, Tenant shall have fifteen (15) days to deliver it to Landlord and it shall be in the form of Exhibit C attached hereto. If after execution of this Lease Landlord requests a certificate in another form, Tenant shall have twenty (20) days to deliver and the certificate which shall be reasonably acceptable to Tenant and shall contain only statements of fact as it pertains to this Lease. Landlord shall reimburse Tenant for any legal costs involved up two (2) hours legal time per request not to exceed $350.00 per hour (as may be reasonably adjusted by mutual agreement of the parties in the future) (in the event the Landlord requests a certificate different than from the one attached to this Lease). If Tenant requires Landlord to complete an estoppel certificate, Landlord shall have twenty (20) days to deliver and the certificate which shall be reasonably acceptable to Landlord and shall contain only statements of fact as it pertains to this Lease. Tenant shall reimburse Landlord for any legal costs involved up two (2) hours legal time per request not to exceed $350.00 per hour (as may be reasonably adjusted by mutual agreement of the parties in the future). Any such certificate may be relied upon by Landlord, and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary, ground lessor, or Tenant of all or a portion of the Building.

18.   TRANSFER OF LANDLORD'S INTEREST

18.1 Sale, Conveyance and Assignment

        Nothing in this Lease will restrict Landlord's right to sell, convey, assign or otherwise deal with the Building or Landlord's interest under this Lease.

18.2 Effect of Sale, Conveyance or Assignment

        A sale, conveyance or assignment of the Building will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to Landlord's transferee for performance of Landlord's obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord's transferee.

18.3 Subordination

        This Lease is and will be subject and subordinate in all respects to any ground lease, mortgage or deed of trust now or later encumbering the Building, and to all their renewals, modifications, supplements, consolidations and replacements (an "Encumbrance"). While such subordination will occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to promptly execute and deliver to Landlord or the holder of an Encumbrance such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease; provided Landlord shall provide Tenant with written notice evidencing same. Landlord shall supply Tenant with appropriate Non-Disturbance Agreement(s) from any future mortgagee or other holder of superior interest in the Building concurrently with full execution of this Lease.

18.4 Attornment

        If the interest of Landlord is transferred to any person (a "Successor Landlord") by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Successor Landlord and this Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease except that a Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease, (b) subject to any counterclaim defense or offset, (c) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's Rent, unless such modification or prepayment shall have been approved in writing by the holder of any Encumbrance through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease, or (d) obligated to perform any repairs or other work beyond Landlord's general maintenance and repair obligations set forth in Section 7 above. Tenant agrees, upon request by and without cost to the Successor Landlord, to promptly execute and deliver to the Successor Landlord such instrument(s) as may be reasonably required to evidence such attornment.

19.   RULES AND REGULATIONS

        Tenant agrees to faithfully observe and comply with the Rules and Regulations set forth in Exhibit D and with all reasonable modifications and additions to such Rules and Regulations from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord's enforcement of the Rules and Regulations will be uniform and nondiscriminatory, but Landlord will not be responsible to Tenant for failure of any person to comply with the Rules and Regulations.

20.   TENANT'S DEFAULT AND LANDLORD'S REMEDIES

20.1 Default

        The following shall constitute a "Default" by Tenant under this Lease:

  A.
  Failure to Pay Rent.    Tenant fails to pay Base Rent, Additional Rent or any other Rent payable by Tenant when due, and such failure continues for 5 days after written notice from Landlord to Tenant of such failure; provided that with respect to Base Rent and Additional Rent, Tenant will be entitled to only 2 notices of such failure during any Lease Year and if, after 2 such notices are given in any Lease Year,

    Tenant fails, during such Lease Year, to pay any such amounts when due, such failure will immediately constitute a Default without further notice by Landlord or additional cure period.

  B.
  Failure to Perform Other Obligations.    Tenant breaches or fails to comply with any other provision of this Lease applicable to Tenant (other than those specified in this Section 20.1 for which specific cure periods apply), and such breach or noncompliance continues for a period of 30 days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 30-day period, Tenant does not in good faith commence to cure such breach or noncompliance within such 30-day period or does not diligently complete such cure as soon as possible, but no later than 60 days after such notice from Landlord. However, if such breach or noncompliance causes or results in (i) a dangerous condition on the Premises or the Building, (ii) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building being jeopardized, or (iii) a material disturbance to another tenant, then a Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within 30 days after such notice. For purposes of this Section 20.1B, financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

  C.
  Nonoccupancy of Premises.    Tenant fails to occupy and use the Premises within 15 days after the Commencement Date.

  D.
  Transfer of Interest without Consent.    Tenant's interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of Section 15.

  E.
  Execution and Attachment Against Tenant.    Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 20 days after levy.

  F.
  Bankruptcy or Related Proceedings.    Tenant files a petition in bankruptcy or insolvency, or reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant's property, and such involuntary proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

20.2 Remedies

        During the continuance of a Default, Landlord may pursue at its option any one or more of the following rights:

  A.
  Terminate this Lease and Tenant shall pay to Landlord, upon demand, an accelerated lump amount equal to the amount by which Landlord's commercially reasonable estimate of the aggregate amount of Rent owing from the date of such termination through the scheduled expiration date of the Term, plus Landlord's commercially reasonable estimate of the aggregate expenses of reletting the Premises (which expenses shall include, without limitation, brokerage fees, leasing commissions and tenant concessions incurred or estimated to be incurred by Landlord and costs of removing and storing Tenant's or any other occupants' property, repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs [collectively, "Reletting Costs"]), exceeds Landlord's commercially reasonable estimate of the fair rental value of the Premises for the same period (after giving effect to the time needed to relet the Premises) both discounted to present value at the rate at which U.S. Treasuries are then yielding for a term closest to the scheduled expiration date of the Term; or

  B.
  Terminate Tenant's right of possession of the Premises without termination of this Lease, re-enter the Premises after complying with all applicable Laws, expel Tenant and remove all property therefrom, using the level of effort mandated by the State of Illinois relet the Premises at market rent (it being acknowledged that Landlord shall be permitted to relet any other vacant space in the Building prior to reletting the Premises but that Landlord shall use its reasonable efforts to mitigate damages to Tenant) and receive the rent therefrom, provided, however, Tenant shall not be entitled to receive any such rent and shall remain liable for the equivalent of the amount of all Rent reserved herein less the avails of reletting, if any, after deducting therefrom the Reletting Costs. Any and all monthly deficiencies so payable by Tenant pursuant to this clause shall be paid monthly on the date herein provided for the payment of Base Rent; or

  C.
  Apply against any amounts owed by Landlord to Tenant, any amounts then due and payable by Tenant to Landlord; or

  D.
  At its option, but without any obligation, perform any obligation of Tenant under this Lease and, if Landlord so elects, all reasonable and actual costs and expenses incurred by Landlord in performing such obligations, together with interest thereon at the Default Rate from the date incurred until paid in full, shall be reimbursed by Tenant to Landlord on demand and shall be considered Rent for purposes of this Lease.

20.3 Mitigation of Damages

        If Landlord is required by applicable Law to mitigate damages under this Lease: (a) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (b) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Premises, and (c) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account the factors described above. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

20.4 Reletting

        If this Lease or Tenant's right to possession is terminated, after a Default, Landlord may (i) enter and secure the Premises, change the locks, install barricades, remove, discard or sell any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space) for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion, directly or as Tenant's agent (if permitted or required by applicable Law). Tenant shall not be entitled to receive any consideration received from such reletting.

20.5 Other Matters

        No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other act or omission of Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of the Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. The times set forth herein for the curing of violations by Tenant are of the essence of this Lease.

20.6 Bankruptcy Relief

        Nothing contained in this Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

21.   Intentionally omitted

22.   BROKERS

        Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation ("Broker Commission") payable to Staubach Midwest LLC pursuant to the terms of a separate agreement. Tenant will indemnify and hold Landlord harmless from all damages paid or incurred by Landlord resulting from any claims asserted against Landlord by brokers or agents claiming through Tenant other than the Brokers.

23.   LIMITATIONS ON LANDLORD'S LIABILITY

        Any liability for damages, breach or nonperformance by Landlord, and notwithstanding anything to the contrary in this Lease, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord's interest in the Building (including insurance and condemnation proceeds) and no personal liability is assumed by, or will at any time be asserted against, Landlord, its Affiliates, its and their partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. Landlord's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under Section 9, Exhibit B or otherwise) are solely for Landlord's protection and create no warranties or duties to Tenant or to third parties.

24.   NOTICES

        All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person; (b) 1 business day after deposit with a private courier or overnight delivery service; or (c) 2 business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. In the event delivery is refused by the recipient, then delivery shall be deemed properly given and received when attempted delivery is made. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, Landlord's Address, and in the case of notices to Tenant, the applicable Tenant's Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 24. Time shall be of the essence for the giving of all notices required or permitted under the provisions of this Lease.

25.   MISCELLANEOUS

25.1 Severability

        If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

25.2 Binding Effect

        Each of the provisions of this Lease will extend to bind or inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided this clause will not permit any transfer by Tenant contrary to the provisions of Section 15.

25.3 Complete Agreement; Modification

        All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party. This Lease was drafted jointly with the input and language of both the Landlord and Tenant, and as such no inference will be drawn against either party for the drafting or construction of any phrase or term.

25.4 Delivery for Examination

        Submission of the form of this Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

25.5 No Air Rights

        This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

25.6 Intentionally omitted

25.7 Building Name

        Tenant will not, without Landlord's consent, which shall not be unreasonably withheld, use Landlord's or the Building's name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building's name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building.

25.8 Building Standard

        The phrase "Building standard" will, in all instances, mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building and the then-current standard described in Landlord's most recently published schedule of Building standard or, if no such schedule has been published, to the standard which commonly prevails in and for the entire Building.

25.9 No Waiver

        No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

25.10 Recording; Confidentiality

        Tenant will not record this Lease, or a short form memorandum, and any such recording will be a Default. Tenant shall keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent, which shall not be unreasonably withheld. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent.

25.11 Captions

        The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

25.12 Invoices

        All bills or invoices to be given by Landlord to Tenant will be sent to Tenant's Notice Address. Tenant may change Tenant's Notice Address by notice to Landlord given pursuant to Section 25. If Tenant fails to give Landlord specific written notice of its objections within 60 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

25.13 Intentionally omitted

25.14 Authority to Bind

        The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

25.15 Only Landlord/Tenant Relationship

        Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

25.16 Covenants Independent

        The parties intend that this Lease be construed as if the covenant between Landlord and Tenant are independent and that the Rent will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease.

25.17 Landlord's Rights

        Without limiting the foregoing, Landlord reserves the right to: (i) change the name of the Building and address or designation of the Premises or the Building, (ii) install, maintain, alter and remove signs on or about the exterior and interior of the Building, (iii) add easements or other interests to or eliminate the same from the Building, and grant easements and other interests and rights in the Building, (iv) add, alter, expand, reduce, relocate or change the Building's shape, size, character, design, appearance, use, number or height of any permanent or temporary structures, improvements, subterranean and multiple level parking decks, kiosks, planters, parking areas, driveways, landscaped areas and other Common Areas, and convert Common Areas to leasable areas and leasable areas to Common Areas, (v) add structural support columns that may be required within the Premises or Common Areas, (vi) relocate any HVAC equipment serving the Premises installed on the roof or other area outside the Premises if Landlord otherwise alters the Building, and (vii) in connection with the foregoing matters, or with any other inspections, repairs, maintenance, improvements or alterations in or about the Building, or as a result of any casualty, condemnation, event of Force Majeure, Law or governmental requirement or request, or any other cause, erect scaffolding, barricades, and other structures reasonably required in, or otherwise close, Common Areas or portions thereof, including but not limited to public entry ways and areas, restrooms, stairways, escalators (if any), elevators and corridors, as long as Tenant's rights under this Lease are not diminished in any way. However, in connection with exercising such rights, Landlord shall: (a) take reasonable steps to minimize or avoid any denial of access to the Premises, (b) at Landlord's expense, move Tenant's entrance doorway if access thereto is materially impaired, and (c) if Landlord enters the Premises in connection with any of the foregoing matters, comply with clause (a) above.

26.   HAZARDOUS MATERIALS

        Tenant and Landlord shall indemnify and hold the other and their Affiliates harmless from and against any and all claims, costs and liabilities (including reasonable attorneys' fees) arising out of or in connection with any breach of its covenants under this Section. The parties' obligations under this Section 26 will survive the expiration or early termination of the Term and are further clarified below:

26.1    Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Building or Land or permit Tenant, Tenant's Affiliates, employees, agents, contractors, invitees and other occupants of the Premises to engage in such activities upon or about the Building.

26.2    Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Material on the Premises, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises or in violation of this Section, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any substance which is hazardous to any person, property, animal, or thing, including but not limited to: chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

26.3    If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Building, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor) to levels required by law for commercial properties. Such clean up and removal work shall be done in compliance with all laws and be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Encumbrance holder or governmental body arranges for any tests or studies showing that this Section has been violated by Tenant, Tenant shall pay for the actual costs of such tests. If any Hazardous Material is released, discharged or disposed of on or about the Building and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Section 12 to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Section 12.

26.4    Landlord represents to Tenant that Landlord has not used, and will not use during the Term of this Lease, the Building to treat, store, refine, process, or dispose of Hazardous Materials in violation of any applicable laws, and further represents that to the best of its knowledge, there are no releases nor have there ever been any releases of such Hazardous Materials at, on, or under the Building which would give rise to a cleanup or recommendation obligation under any applicable federal, state, or local environmental law, regulation, or ordinance under common law. It is understood that the Building contains ACM's. Landlord represents and warrants that Landlord is undergoing an ACM Removal Program and that it will comply in all material respects with all Laws in connection with the ACM Removal Program and that the Premises will not contain asbestos in any form, including insulation or flooring.

27.   ATTORNEYS' FEES, COUNTERCLAIMS, VENUE AND JURY TRIAL

        Each party agrees to pay, upon demand, all of the other party's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party's obligations under this Lease. All obligations under this Section 27 will survive the expiration or early termination of the Term. Further, if Landlord or any of its officers, directors, trustees, beneficiaries, partners, agents, Affiliates or employees shall be made a party to any litigation commenced by or against Tenant and are not found to be at fault, Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred by Landlord or any such party in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by Landlord in successfully enforcing this Lease. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS

COSTLY HEARING OF ANY DISPUTE, EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER AND ANY RIGHTS TO A TRIAL BY JURY UNDER ANY LAW OR PUBLIC POLICY IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS LEASE, THE PREMISES OR THE BUILDING. However, such waiver of jury trial will not apply to any claims for personal injury. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. If Landlord commences any detainer suit, summary pro ceedings or other action seeking possession of the Premises, Tenant agrees not to interpose by consolidation of actions, removal to chancery or otherwise, any counterclaim, claim for set-off, recoupment or deduction of Rent, or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so interposed). This Lease will be governed by and construed according to the laws of the State of Illinois. Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Building, shall be heard in Cook County.

28.   EXPANSION, RIGHT OF FIRST OFFER, CONTRACTION, RENEWAL AND TERMINATION

28.1 Expansion

  A.
  Expansion.    Subject to the terms and conditions contained herein, Tenant shall have the continuing right to elect to expand the Premises (the "Expansion Option") as of the Expansion Effective Date to include an area contiguous to the Premises of a size selected by Tenant on the eleventh (11th) floor of the Building (the "Expansion Space"). The "Expansion Effective Date" shall mean the date that is specified by Tenant in its notice to Landlord but no earlier than six (6) months after Tenant's Notice. Tenant shall serve upon Landlord a notice ("Tenant's Notice") exercising the Expansion Option and identifying the size of the Expansion Space. Landlord shall have the right to identify the location and configuration of such space, so long as the location and configuration is reasonably acceptable to Tenant and Landlord shall provide Tenant detailed existing condition plans of the space. Base Rent for the Expansion Space shall be a sum calculated by the then Base Rent per rentable square foot payable by Tenant with respect to the Premises and the Base Year shall be 2004.

  B.
  Conditions to Expansion.    The Expansion Notice shall be effective only if at the time of delivery of Tenant's notice with respect thereto the following conditions (the "Expansion Conditions") shall be satisfied:

  a.
  Tenant is not in Default beyond the expiration of any cure period contained in this Lease;

  b.
  Neither this Lease nor Tenant's right of possession shall have been terminated and this Lease shall then be in full force and effect; and

  c.
  The option hereunder may not be exercised by or for the benefit of any assignee or sublessee, unless such assignee or sublessee is an Affiliated Entity (as defined in Section 15.7 above) or a single entity which leases or subleases at least ninety percent (90%) of the Premises then demised hereby.

  C.
  Application of Lease.    The lease term as to the Expansion Space shall commence on the earliest of (a) the date which is ninety (90) days after the date on which Landlord actually tenders possession of such Expansion Space to Tenant with Landlord's Work substantially complete, and (b) the date Tenant occupies such space and commences to do business therein, the earliest of such dates being hereinafter sometimes referred to as an "Expansion Space Commencement Date", and shall be coterminous with the Term as it may be extended or otherwise extended or renewed or as it may be earlier terminated as elsewhere provided herein.

The Expansion Space shall be included in the Premises effective as of the Expansion Space Commencement Date on the same terms, covenants and conditions as are contained in this Lease, with the following exceptions and modifications:

    a.
    The rentable area of the Premises shall be increased by the rentable area of the Expansion Space;

    b.
    Tenant's Share shall be increased to reflect the rentable area of the Expansion Space;

    c.
    Landlord agrees to make available to Tenant an aggregate improvement allowance equal to $65.00 per square foot of rentable area in the Expansion Space multiplied by a fraction, the numerator of which is the total number of calendar months remaining in the original Term of the Lease from and after the Expansion Space Commencement Date, and the denominator of which is the total number of calendar months in the original Term of this Lease. Any such improvement allowance shall be used and disbursed in accordance with the provisions and procedures set forth in the Tenant Construction Agreement attached hereto as Exhibit B. In addition to the foregoing allowance, Landlord shall further provide in such space all of the Landlord's Work described Attachment 1 attached hereto; and

    d.
    Except as provided in subparagraphs (3) and (4) above, Tenant shall otherwise accept possession from Landlord of the Expansion Space in its "as is" condition as of the Expansion Space Effective Date.

        Following exercise by Tenant of the Expansion Option, and within thirty (30) days following written request by either Landlord or Tenant, Landlord and Tenant shall enter into a mutually-acceptable supplement to this Lease confirming the terms, conditions and provisions applicable to the related Expansion Space as determined in accordance herewith.

  D.
  Storage. Tenant shall be permitted from time to time the exclusive right to use a portion of the Expansion Space free of charge for storage of general office items, including without limitation, bankers and storage boxes, books and records, marketing materials, office furniture and equipment provided Tenant's use of the Expansion Space for storage shall be limited and restricted to such an extent that Tenant does not use the storage rights under this subsection to circumvent having to lease the Expansion Space pursuant to the terms of this Section 28.1.

28.2 Tenant's Right of First Offer

        Tenant shall have and is hereby granted the primary right of first offer to add to the Premises demised hereunder all or any portion of any space located on the tenth (10th) floor of the Building, that become "available for lease" from time to time at any time after the Commencement Date (such right herein called the "Right of First Offer"). It shall be a condition to Tenant's ability to lease any First Offer Space that as of the commencement of the lease of such First Offer Space, Tenant leases and occupies the entire eleventh (11th) floor of the Building. Subject to the following sentence, any First Offer Space shall be deemed to be "available for lease" upon expiration or other termination of any then-current lease of such space. Landlord shall at all times have the right to renew or extend the lease of any occupant of any First Offer Space without triggering Tenant's rights under this section.

        Landlord shall notify Tenant in writing promptly after Landlord learns of the projected availability of such space no more than fifteen (15) nor less than five (5) months prior to the projected availability of such space. Such notice (a "First Offer Notice") shall include Landlord's reasonable good faith proposal of the Fair Market Rental Value (as defined in Exhibit E below) for such First Offer Space, including the proposed Base Rent, Additional Rent and tenant improvement allowance, leasing commission and other material concessions, if any and the date that such First Offer Space will be available to Tenant. Tenant shall have ten (10) business days from receipt of such notice within which to notify Landlord in writing of Tenant's acceptance of such offer to add all of such space to the Premises on the terms and conditions set forth in Landlord's notice to Tenant.

        If Tenant does not timely exercise its option to lease any particu lar First Offer Space, Landlord shall have one hundred eighty (180) days thereafter within which to lease such space to another prospective tenant for a net effective rental rate which is not less than 90% of the net effective rent offered to Tenant in the related First Offer Notice. If Landlord shall not have so leased said space within said 180-day period (such 180-day period to be extended if Landlord and a third party have fully executed a letter of intent with respect to such space and have executed a lease within 45 days thereafter) or if Landlord desires to lease said space at a net effective rental rate less than 90% of the rate offered to Tenant, then such space shall again be offered to Tenant by a new First Offer Notice hereunder.

If Tenant has validly exercised its option pursuant to this Section 28.2, then, such First Offer Space which Tenant has elected to lease shall be included in the Premises, subject to all the agreements, terms and conditions of this Lease, with the following exceptions and modifications:

    a.
    The rentable area of the Premises shall be increased by the rentable area of such First Offer Space; b. Tenant's Share shall be increased to reflect the rentable area of such First Offer Space;

    c.
    The term of the demise covering such First Offer Space shall be coterminous with the Term as it may be extended pursuant to Section 28.4 hereof or otherwise extended or renewed or as it may be earlier terminated as elsewhere provided herein;

    d.
    Tenant shall take such First Offer Space on an "as-is" basis (with Landlord's Work in place at a minimum) and Tenant shall further receive the allowance for tenant improvements to such First Offer Space, whichever was offered by Landlord in the applicable First Offer Notice;

    e.
    Annual Base Rent per square foot of rentable area of such First Offer Space, as well as the Additional Rent and other material concessions, shall be those stated in the related First Offer Notice, as such concessions may be reasonably prorated and adjusted (and such Base Rent shall be adjusted to take into account any such proration or adjustment of concessions), if the term provided in the First Offer Notice is shorter or longer than and not equal to the then-current remaining Term hereunder; and

    f.
    Tenant's obligation to pay Rent with respect to the First Offer Space shall commence on the earlier of the date Tenant commences to do business in such space or the date which is ninety (90) days after the date such space is delivered to Tenant.

        Following exercise by Tenant of its option to lease any First Offer Space, and within thirty (30) days following written request by either Landlord or Tenant, Landlord and Tenant shall enter into a mutually acceptable supplement to this Lease confirming the terms, conditions and provisions applicable to the First Offer Space to leased.

        It shall be a condition to Tenant's right to exercise an option to add First Offer Space under this Section 28.2, that, at the time Tenant notifies Landlord of the exercise of such option to add such First Offer Space to the Premises, (i) there remains at least twelve (12) months on the Term of this Lease, (ii) Tenant is not in Default after notice and the expiration of any applicable cure period, and (iii) neither this Lease nor Tenant's right of possession shall have been terminated and this Lease shall then be in full force and effect, and (iv) the option hereunder may not be exercised by or for the benefit of any assignee or sublessee, unless such assignee or sublessee is an Affiliated Entity or a single entity which leases or subleases at least ninety percent (90%) of the Premises then demised hereby.

28.3 Tenant's Option To Reduce the Premises

        Tenant shall have the option from time to time, but no more often than once each twenty-four (24) months (the "Contraction Option"), to reduce the Premises by an amount (the "Contraction Space") equal to between 500 and 5,000 rentable square feet as selected and designated by Tenant (provided all Contraction Space shall be contiguous) as of the date of Tenant's exercise of such Contraction Option, upon the following terms and conditions:

  A.
  The first exercise of the Contraction Option may not be effective earlier than the fifth (5th) anniversary of the Commencement Date (i.e. the first day of the sixty-first (61st) full calendar month of the Term) (the "Contraction Effective Date").

  B.
  Tenant shall have given Landlord written notice of Tenant's election to exercise the Contraction Option at least twelve (12) months prior to the effective date thereof, which notice shall identify the space to be surrendered to Landlord pursuant to such contraction.

  C.
  On the date Tenant exercises such Contraction Option as set forth herein, Tenant shall not be in Default (after expiration of all applicable notice and cure periods) nor Tenant's right of possession shall have been terminated and this Lease shall then be in full force and effect.

  D.
  Tenant shall pay to Landlord a contraction fee in an amount equal to all of Landlord's then-unamortized (at an interest factor of 8%) transaction costs in connection with the leasing to Tenant of the Contraction Space (including without limitation, broker fees, tenant improvement and other allowances granted by Landlord in transactions subsequent to this Lease with Tenant such as rental abatement, lease assumption, etc.) plus all costs associated with the construction of any common corridor required by the City of Chicago Building or Zoning Code leading to the contracted space and the finishes of that corridor shall meet the standards of the most up to date corridors in the Building. Such contraction fee shall be payable no later than ninety (90) days before the Contraction Effective Date.

  E.
  The option hereunder may not be exercised by or for the benefit of any assignee or sublessee, unless such assignee or sublessee is a single entity which leases or subleases at least ninety percent (90%) of the Premises then demised hereby or is an Affiliated Entity

  F.
  The Premises less the Contraction Space shall be in a commercially leaseable configuration. The Contraction Space shall be contiguous to vacant space on the floor (if any), shall not pass the half-way point of the south side of the Premises and shall start with space in a corner of the floor.

In the event Tenant timely and properly exercises the Contraction Option, the Term with respect to the portion of the Premises being contracted shall terminate effective as of the Contraction Effective Date. Rent for the terminated portion of the Premises shall be paid through and apportioned as of the Contraction Effective Date, and neither Landlord nor Tenant shall have any rights, estates, liabilities or obligations first accruing under this Lease after the Contraction Effective Date with respect to such contracted area, except such rights and liabilities which, by the terms of this Lease are rights and obligations of either party which survive the expiration of this Lease.

28.4 Renewal

  A.
  Tenant shall have two (2) options to extend the Term for five (5) years each, for not less than 50% of the Premises (the first five (5) year option shall be referred to as the "First Renewal Option," the second five (5 year option shall be referred to as the "Second Renewal Option" and the First Renewal Option and the Second Renewal Option shall be collectively referred to as the "Renewal Options"), upon the terms and conditions contained herein, including without limitation the payment of Tenant's Share of Additional Taxes and Additional Expenses determined on the same basis as set forth in this Lease, except that the Base Rent for such Renewal Options shall be the Fair Market Rental Rate for the applicable period. For purposes of this Lease, "Fair Market Rental Rate" is defined on Exhibit E attached hereto and made a part hereof.

  B.
  Tenant shall provide notice to Landlord ("Renewal Notice") of Tenant's exercise of either of said Renewal Options no earlier than the fifteenth (15th) and no later than the ninth (9th) month prior to the expiration of the then-current Term. Within thirty (30) days after receipt of Tenant's Renewal Notice, Landlord will advise Tenant of Landlord's estimate of the Fair Market Rental Rate, and Tenant reserves the right to rescind its Renewal Notice by so notifying Landlord in writing within ten (10) days after receipt of Landlord's estimate. If Tenant fails to respond in such 10 day period, Tenant shall be deemed to have rescinded its election to extend. If Tenant does not so rescind its Renewal Notice, and if Tenant fails to respond to Landlord's estimate of Fair Market Rental Rate within thirty (30) days after receipt thereof, Landlord's estimate shall be binding. If Tenant does so respond and offers a different Fair Market Rental Rate, and if the parties are unable to agree upon the Fair Market Rental Rate within thirty (30) days after such response by Tenant ("the Negotiation Period"), then such dispute shall be settled by arbitration as described in Section 29 hereof.

  C.
  Tenant shall not be entitled to exercise a Renewal Option if on the date Tenant exercises such Renewal Option Tenant is (a) in Default (after expiration of all applicable notice and cure periods), or (b) if this Lease or Tenant's right of possession has been terminated, or (c) if this Lease is not in full force and effect on said date. Tenant shall not be entitled to the Second Renewal Option unless Tenant has exercised the First Renewal Option.

  D.
  Following exercise by Tenant of a Renewal Option and determination of the Base Rent for the respective Renewal Option period, at the request of either party hereto and within thirty (30) days after such request,

    Landlord and Tenant shall enter into a supplement to this Lease confirming the terms, conditions and provisions applicable to the related Renewal Option period as determined in accordance herewith.

  E.
  The option hereunder may not be exercised by or for the benefit of any assignee or sublessee, unless such assignee or sublessee is a single entity which leases or subleases at least ninety percent (90%) of the Premises then demised hereby, or is an Affiliated Entity.

28.5 Termination Option

        Tenant shall further have the right to terminate this Lease effective on either (i) the last day of the seventy-second (72nd) full calendar month, or (ii) one hundred twentieth (120th) full calendar month, following the Commencement Date of the Term, so long as:

  A.
  Tenant delivers at least twelve (12) months' prior written notice to Landlord of Tenant's exercise of such termination option;

  B.
  Tenant pays to Landlord a termination fee in an amount equal to all of the transaction costs (pertaining to this Lease), to the extent the same remain unamortized (at an interest factor of 8%): Such termination fee shall be payable no later than ninety (90) days prior to the effective date of such termination; and

  C.
  The option hereunder may not be exercised by or for the benefit of any assignee or sublessee, unless such assignee or sublessee is an Affiliated Entity.

Tenant's exercise of the option to terminate this Lease is further subject to the condition that upon the effective date of such option Tenant is not in Default under any of the terms, covenants or conditions of this Lease. Tenant shall deliver the Premises to Landlord on or before the effective termination date in accordance with the terms and conditions of this Lease the same as if such termination date were the original expiration date of the Term of this Lease.

29.   DETERMINATION BY ARBITRATION

        In the event of the failure of the parties to agree as to Fair Market Rental Rate by the last day of the Negotiation Period, such dispute shall be determined by arbitration as herein provided. Landlord and Tenant, within fifteen (15) business days after expiration of such Negotiation Period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market Rental Rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Fair Market Rental Rate shall be the average of the two Estimates. If the Fair Market Rental Rate is not so resolved pursuant to the preceding sentence, Landlord and Tenant, within fifteen (15) business days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates most closely reflects the Fair Market Rental Rate for the Renewal Period. Each appraiser selected pursuant to this Section 29 shall be a downtown Chicago office broker and shall have at least ten (10) years experience as an office broker working in the downtown Chicago, Illinois office market, with working knowledge of current rental rates and market practices. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Fair Market Rental Rate for the Renewal Period. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the space in question. If either Landlord or Tenant fails to appoint an appraiser within the fifteen (15) business day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Fair Market Rental Rate within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria (or, if such two appraisers are unable to select a third appraiser, such selection shall be made by the President of the Chicago chapter of BOMA). Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the appraiser shall make his determination of which of the two Estimates most closely reflects the Fair Market Rental Rate and such appraiser shall not select anything other than one of the two Estimates from Landlord and Tenant and such Estimate shall be binding on both Landlord and Tenant as the Fair Market Rental Rate for the Renewal Period. If the third appraiser believes that expert advice would materially assist him/her, such appraiser may retain one or more qualified persons, to provide such expert advice. The party whose Estimate is not selected as the Fair Market Rental Rate shall pay the costs of the third appraiser and of any experts retained by the third appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

30.   PARKING BY TENANT

        Landlord shall provide or cause to be provided to Tenant five (5) monthly parking passes. Tenant shall pay to Landlord for the use of such parking passes the monthly rates charged by Landlord to third parties from time to time (which as of the date of execution of this Lease are $265.00 per space per month, and which rates will be subject to increase upon delivery of written notice to Tenant by Landlord during the Term of this Lease) for only those monthly parking passes used by Tenant. Except as specifically provided in this Lease, nothing in this Lease shall be construed as granting to Tenant or its customers, patrons, invitees, visitors or employees a right to park any cars or other vehicles in any parking facilities in or about the Building, except on such terms and conditions as such parking facility shall be made available to the general public.

31.   ROOF SATELLITE DISH/ANTENNAE

        Tenant shall have limited access to and use of the Building's roof and riser space to install up to one (1) communications dish (up to 3.5 feet in diameter) and related equipment for its own use (and not the use of any subtenants other than an Affiliated Entity, or an assignee or subtenant who leases at least ninety per cent (90%) of the rentable area of the Premises), serving solely the business conducted by Tenant in the Premises, for the transmission and receipt of radio, microwave and other communication signals. Tenant shall pay the cost to install, maintain, insure and remove equipment installed on the roof of the Building by Tenant and shall, at its sole cost and expense, obtain any zoning or other governmental approvals necessary for such equipment, and repair any and all damage caused to the Building or any equipment or property as a result of Tenant's exercise of the rights granted in this paragraph. Installation of such equipment shall be performed in accordance with the provisions of Section 9. Landlord shall not unreasonably withhold any consent required under Section 9 to installation of such equipment. Tenant agrees that access to the roof shall be reasonably controlled by Landlord in accordance with Landlord's riser maintenance plan and rooftop rules and regulations adopted and uniformly enforced for the Building from time to time, and Tenant shall coordinate any activity on the roof of the Building with prior written notice to and the involvement of Building personnel.

32.   BUILDING RISERS

        Tenant at its expense shall have the right to use the Building's risers and riser closets, as applicable, in order to run its telephone, data and satellite transmission equipment located or to be located in the applicable telephone and/or data equipment closets or other areas of the Building designated for such purposes.

33.   CONDENSER WATER

        If requested, Landlord will maintain for Tenant's usage condensor water throughout the Lease term and any renewal periods. Tenant will specify its required condensor water capacity prior to Landlord's final plan review. Landlord, at its cost and expense, will install a tie in valve and condensor water flow meter in the Premises in a location to be designated by Tenant. The cost for the condensor water service will be Landlord's actual cost for each ton of usage.

        HAVING READ and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Lease Commencement Date.

LANDLORD:		TENANT:

TDC CANADA, INC., a Canadian Corporation		QUIXOTE CORPORATION, a Delaware corporation
BY:	/s/ Rudy Bonducci	BY:	/s/ Daniel P. Gorey
NAME:	/s/ Rudy Bonducci	NAME:	/s/ Daniel P. Gorey
TITLE:	Vice President	TITLE:	VP and CFO
WACKER GP, INC. a Delaware corporation
BY:	/s/ Rudy Bonducci
NAME:	Rudy Bonducci
TITLE:	Vice President

TABLE OF CONTENTS

1.	BASIC LEASE PROVISIONS, EXHIBITS AND DEFINITIONS		1
	1.1	Basic Lease Provisions	1
	1.2	Exhibits	2
	1.3	Definitions	3
2.	PREMISES, TERM AND COMMENCEMENT DATE		5
3.	TERM COVENANTS & TERM EXPIRATION		5
	3.1	Quiet Enjoyment	5
	3.2	Landlord and Tenant Covenants	6
	3.3	Early Occupancy	6
	3.4	Surrender	6
	3.5	Holding Over	6
4.	RENT		6
	4.1	Base Rent	6
	4.2	Additional Rent	7
	4.3	Other Taxes	8
	4.4	Terms of Payment	8
	4.5	Late Payments	9
	4.6	Right to Accept Payments	9
5.	CONDITION OF PREMISES		9
6.	USE AND OCCUPANCY		9
	6.1	Use	9
	6.2	Compliance	10
	6.3	Occupancy	10
7.	SERVICES AND UTILITIES		10
	7.1	Landlord's Standard Services	10
	7.2	Electricity	12
	7.3	Additional Services	13
	7.4	Interruption of Services	13
8.	REPAIRS		13
	8.1	Repairs Within the Premises	13
	8.2	Failure to Maintain Premises	14
	8.3	Notice of Damage	14
9.	ALTERATIONS		14
	9.1	Alterations by Tenant	14
	9.2	Alterations by Landlord	15
10.	LIENS		15
11.	INSURANCE		15

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12.	DAMAGE OR DESTRUCTION		16
	12.1	Termination Options	16
	12.2	Repair Obligations	17
	12.3	Rent Abatement	17
13.	INDEMNITIES		17
	13.1	Tenant's Indemnification	17
	13.2	Landlord's Indemnification	17
14.	CONDEMNATION		18
	14.1	Full Taking	18
	14.2	Partial Taking	18
	14.3	Awards	18
15.	ASSIGNMENT AND SUBLETTING		18
	15.1	Limitation	18
	15.2	Notice of Proposed Transfer; Landlord's Options	19
	15.3	Consent Not to Be Unreasonably Withheld	19
	15.4	Form of Transfer	19
	15.5	Payments to Landlord	19
	15.6	Change of Ownership	20
	15.7	Permitted Transfers	20
	15.8	Effect of Transfers	20
16.	PERSONAL PROPERTY		20
	16.1	Installation and Removal	20
	16.2	Responsibility	21
17.	ESTOPPEL CERTIFICATES		21
18.	TRANSFER OF LANDLORD'S INTEREST		21
	18.1	Sale, Conveyance and Assignment	21
	18.2	Effect of Sale, Conveyance or Assignment	21
	18.3	Subordination	21
	18.4	Attornment	22
19.	RULES AND REGULATIONS		22
20.	TENANT'S DEFAULT AND LANDLORD'S REMEDIES		22
	20.1	Default	22
	20.2	Remedies	23
	20.3	Mitigation of Damages	23
	20.4	Reletting	24
	20.5	Other Matters	24
	20.6	Bankruptcy Relief	24

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21.	INTENTIONALLY OMITTED		24
22.	BROKERS		24
23.	LIMITATIONS ON LANDLORD'S LIABILITY		25
24.	NOTICES		25
25.	MISCELLANEOUS		25
	25.1	Severability	25
	25.2	Binding Effect	25
	25.3	Complete Agreement; Modification	25
	25.4	Delivery for Examination	25
	25.5	No Air Rights	25
	25.6	Intentionally omitted	26
	25.7	Building Name	26
	25.8	Building Standard	26
	25.9	No Waiver	26
	25.10	Recording; Confidentiality	26
	25.11	Captions	26
	25.12	Invoices	26
	25.13	Intentionally omitted	26
	25.14	Authority to Bind	26
	25.15	Only Landlord/Tenant Relationship	26
	25.16	Covenants Independent	27
	25.17	Landlord's Rights	27
26.	HAZARDOUS MATERIALS		27
27.	ATTORNEYS' FEES, COUNTERCLAIMS, VENUE AND JURY TRIAL		28
28.	EXPANSION, RIGHT OF FIRST OFFER, CONTRACTION, RENEWAL AND TERMINATION		29
	28.1	Expansion	29
	28.2	Tenant's Right of First Offer	30
	28.3	Tenant's Option To Reduce the Premises	31
	28.4	Renewal	32
	28.5	Termination Option	33
29.	DETERMINATION BY ARBITRATION		33
30.	PARKING BY TENANT		33
31.	ROOF SATELLITE DISH/ANTENNAE		34
32.	BUILDING RISERS		34
33.	CONDENSER WATER		34

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QuickLinks

  Exhibit 10(f)
TABLE OF CONTENTS